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                                                                                                       EXHIBIT 99(a)


                                               TXU US HOLDINGS COMPANY AND SUBSIDIARIES
                                              CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                              (Unaudited)



                                                                                         Twelve Months Ended
                                                                                          September 30, 2002
                                                                                         --------------------
                                                                                          Millions of Dollars

Operating revenues.....................................................                            $ 8,245
                                                                                                   -------
Operating expenses
     Energy purchased for resale, fuel consumed and delivery costs.....                              2,886
     Operation and maintenance.........................................                              2,248
     Depreciation and amortization.....................................                                689
     Taxes other than income...........................................                                629
                                                                                                     -----
           Total operating expenses....................................                              6,452
                                                                                                     -----

Operating income.......................................................                              1,793

Other income...........................................................                                 39

Other deductions.......................................................                                 42

Interest income........................................................                                  7

Interest expense and other charges
     Interest..........................................................                                411
      Distributions on TXU US Holdings Company obligated,
             mandatorily redeemable, preferred securities
              of subsidiary trusts holding solely junior
              subordinated debentures of TXU US Holdings Company.......                                 10
      Allowance for borrowed funds used during construction
           and capitalized interest....................................                                (13)
                                                                                                     -----
               Total  interest expense and other charges...............                                408
                                                                                                     -----

Income before income taxes and extraordinary items.....................                              1,389

Income tax expense.....................................................                                450
                                                                                                      ----

Income before extraordinary items .....................................                                939

Extraordinary items, net of tax effect.................................                               (154)
                                                                                                      ----

Net income.............................................................                                785

Preferred stock dividends..............................................                                 10
                                                                                                      ----

Net income available for common stock..................................                              $ 775
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